Exhibit 23.2


                      CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in this Form S-8 of our audit report dated February 13, 2004 on the consolidated financial statements of Worldwide Manufacturing USA, Inc. and subsidiary, which covered the consolidated balance sheets as of December 31, 2003 and 2002, and the related consolidated income statements and statements of cash flows for each of the years ended December 31, 2003 and 2002.

Denver, Colorado
June 16, 2004

                                                          /s/ Comiskey & Company
                                                        PROFESSIONAL CORPORATION